PROPERTY PURCHASE AGREEMENT

                         (Lakes Edge Apartments Project)

                                TABLE OF CONTENTS


ARTICLE I.             AGREEMENT FOR PURCHASE AND SALE - DESCRIPTION
                       OF THE PROPERTY

ARTICLE II.            PURCHASE PRICE AND PROPERTY EARNEST MONEY
        2.1.           The Purchase Price
        2.2.           The Earnest Money

ARTICLE III.           PHYSICAL CONDITION OF PROPERTY
        3.1.           Property Conveyed "AS IS."
        3.2.           Access to Property; Tests

ARTICLE IV.            REPRESENTATIONS AND WARRANTIES
        4.1.           Representations and Warranties of Seller
        4.2.           Representations and Warranties of Purchaser

ARTICLE V.             INTERIM COVENANTS OF  SELLER
        5.1.           Ordinary Course of Business
        5.2.           Additional Agreements
        5.3.           Cooperation; Necessary Approvals

ARTICLE VI.            INTERIM COVENANTS OF PURCHASER
        6.1.           The Necessary Approvals
        6.2.           Notification Obligations

ARTICLE VII.           PERMITTED ENCUMBRANCES TO TITLE

ARTICLE VIII.          CONDITION OF TITLE AND TITLE INSURANCE
        8.1.           Title Commitment; Objections
        8.2.           Exclusive Remedy of Purchaser

ARTICLE IX.            CLOSING
        9.1.           The Closing Date
        9.2.           The Closing Statement
        9.3.           Closing Costs

ARTICLE X.             DOCUMENTS TO BE DELIVERED AT CLOSING
        10.1.          Obligations of Seller
        10.2.          Obligations of Purchaser

ARTICLE XI.            CONDITIONS TO CLOSING
        11.1. Conditions to the Obligations of Seller and Purchaser
        11.2.          Conditions  to  the  Obligations  of  Seller
        11.3.          Conditions  to  the Obligations of Purchaser

ARTICLE XII.           APPORTIONMENTS AND ADJUSTMENTS
        12.1.          The Adjustment Date
        12.2.          Adjustments and Apportionments
        12.3.          Certain Credits to Purchaser
        12.4.          Certain Tax Prorations
        12.5.          Insurance; Utilities
        12.6.          Survivability

ARTICLE XIII.          REMEDIES
        13.1.          Seller's Remedies
        13.2.          Purchaser's Remedies
        13.3.          Attorneys' Fees

ARTICLE XIV.           INDEMNIFICATION OBLIGATIONS
        14.1.          Indemnification by Seller
        14.2.          Indemnification by Purchaser
        14.3.          General Indemnification Provisions

ARTICLE XV.            DAMAGE, DESTRUCTION OR CONDEMNATION
        15.1.          Maintenance of Insurance
        15.2.          Events of Casualty and Condemnation
        15.3.          Insubstantial Damages
        15.4.          Certain Definitions
        15.5.          Survivability

ARTICLE XVI.           BROKER
        16.1.          Representations of Purchaser
        16.2.          Representations of Seller
        16.3.          Survivability

ARTICLE XVII.          NOTICES

ARTICLE XVIII.         NO ASSIGNMENT

ARTICLE XIX.           INSPECTION

ARTICLE XX.            MISCELLANEOUS
        20.1.          Binding Effect
        20.2.          Business Days
        20.3           Counterparts:
        20.4.          Section Headings
        20.5.          Severability
        20.6.          Entire Agreement
        20.7.          Waivers
        20.8.          Governing Law
        20.9.          No Third Party Beneficiaries
        20.10.         No Affiliate Liability
        20.11.         Waiver of Jury Trial
        20.12.         Press Releases
        20.13          Statutory Disclosures Regarding the Property

EXHIBIT A              PROPERTY LEGAL DESCRIPTION
EXHIBIT B              PERSONAL PROPERTY INVENTORY AS OF SEPTEMBER 1998
EXHIBIT C              SPECIAL WARRANTY DEED
EXHIBIT D              ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,WARRANTIES
                       AND LEASES
EXHIBIT E              BILL OF SALE
EXHIBIT F              TENANT NOTIFICATION LETTER
EXHIBIT G              DUE DILIGENCE DOCUMENTS
EXHIBIT H              OUTSTANDING LITIGATION



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                           PROPERTY PURCHASE AGREEMENT

                         (Lakes Edge Apartments Project)


         THIS PROPERTY PURCHASE AGREEMENT (this "Agreement"), dated as of March 24, 1999 (the "Effective Date"), by and between LAKES EDGE PARTNERS, L.P., a Delaware limited partnership ("Seller"), and LAKES EDGE-HOMES HOLDINGS, INC., a Florida corporation ("Purchaser").

                                    RECITALS:

         A. Seller is the owner of certain property commonly known as Lakes Edge Apartments, an apartment project located in Miami-Dade County, Florida.

         B. TEWB Real Estate L.P., a Delaware limited partnership ("TEWB"), is the owner of those certain Multifamily Mortgage Revenue Bonds 1985 Series 12 (Walden Apartments Project) (the "Bonds") which were issued by the Housing Finance Authority of Dade County, Florida (the "Issuer"), such Bonds in the outstanding principal sum of $14,850,000.

         C. LEHH, Inc., a Florida corporation ("LEHH"), has agreed with TEWB to enter into, simultaneously with the execution of this Agreement, that certain Bond Purchase Agreement of even date herewith by and between LEHH and TEWB (the "Bond Purchase Agreement") pursuant to the terms of which TEWB shall sell and convey to LEHH the Bonds, together with all of TEWB's rights pursuant to the Bond Documents (as defined in the Bond Purchase Agreement). Unless otherwise deemed herein, capitalized terms used herein shall have the meanings ascribed to them in the Bond Purchase Agreement.

                                   ARTICLE I.

          AGREEMENT FOR PURCHASE AND SALE - DESCRIPTION OF THE PROPERTY

         1.1. Seller hereby agrees to sell and cause to be conveyed to Purchaser, and Purchaser hereby agrees to purchase, the following property (collectively, the "Property"):

                  (a) The Real Property. The parcel of real property located in Miami-Dade County, Florida, and legally described on Exhibit A hereto (the "Land"), together with all right, title and interest, if any, in and to the streets and roads abutting such property to the center lines thereof, any strips and gores within or adjoining such property, the air space and right to use the air space above such property, all rights of ingress and egress by motor vehicles to parking facilities on or within such property, all alley, drainage, mineral, water, oil and gas rights, and the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining thereto;

                  (b) Improvements and the Personal Property. All buildings, improvements, fixtures (the "Improvements") and all articles of personal property (the "Personal Property") attached or appurtenant to or used in connection with the Property (and, in the case of Personal Property, which is owned by Seller and located at the Property), which articles of personal property are listed on Exhibit attached hereto, free from all liens and encumbrances except those permitted by this Agreement;

                  (c) The Intangible Property. All intangible property and rights now or on the Closing Date (as hereinafter defined) owned or held by Seller in connection with the Land, the Improvements and the Personal Property or the use thereof, or any business or businesses conducted thereon, building and trade names (including all of Seller's interest in the name "Lakes Edge Apartments"), business licenses, warranties (including those relating to construction or fabrication), utility contracts, telephone exchange numbers, advertising materials, plans and specifications, engineering plans and studies, soil reports, governmental approvals and development rights related to the Land and the Improvements or any part thereof and any credits, reimbursements or other amounts payable to the owner of any portion of the Land, the Improvements and the Personal Property (the "Intangible Property");

                  (d) Leases. All leases (the "Leases") of space in the Land or Improvements, concession leases, and all tenant security deposits held by Seller on the Closing Date;

                  (e) Service Contracts. To the extent assignable without the consent of third parties, the Service Contracts (as hereinafter defined); and

                  (f)  Funds  Held  by  Bonds  Trustee.  All  funds,   accounts,
deposits, escrows and other amounts held by First Union National Bank of Florida (the "Trustee") in its capacity as Trustee with respect to the Bonds.

                                   ARTICLE II.

                    PURCHASE PRICE AND PROPERTY EARNEST MONEY

         2.1. The Purchase Price. The purchase price for the Property hereunder (the "Purchase Price") shall be comprised of (i) cash consideration in the amount of One and No/100 Dollars ($1.00) (the "Cash Consideration"); and (ii) the assumption by Purchaser at the Closing of all of the outstanding principal and accrued interest arising under the terms of the mortgage securing the Bonds (the "Assumed Obligations") pursuant to the terms of an Assumption Agreement in form and substance satisfactory to the Issuer (the "Assumption Agreement"). The Cash Consideration shall be subject to certain adjustments and prorations as hereinafter provided, and shall be payable by Purchaser to Seller in immediately available funds by wire transfer no later than 2:00 p.m. Eastern Time on the Closing Date.

         2.2. The Earnest Money.

                  (a) Purchaser shall deposit, within two (2) business days following the Effective Date, with Ticor Title Insurance Company, 2701 Gateway Drive, Pompano Beach, Florida 33069, Attn: Commercial Escrow Department,
Facsimile: 954/971-2050 (the "Title Company") the amount of Five Thousand and No/100 Dollars ($5,000.00) (the "Property Earnest Money"), in good funds on or before 5:00 p.m. Eastern Time on such day. The Property Earnest Money shall also include any payment by Purchaser pursuant to Section 9.1(a) below of the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as consideration for the Extension Period. The Property Earnest Money described herein is in addition to the "Bond Earnest Money" described in the Bond Purchase Agreement. In any instance in which the Title Company is authorized to deliver the Property
Earnest Money to Seller pursuant to the terms of this Agreement, such Property Earnest Money shall be disbursed pursuant to written instructions executed by Seller, and in the absence thereof may be interplead by the Title Company. In any instance in which the Title Company is authorized to return the Property Earnest Money to Purchaser pursuant to the terms of this Agreement, the Title Company shall not return the Property Earnest Money to Purchaser unless LEHH has also qualified for return of the Bond Earnest Money under the Bond Purchase Agreement; provided, however, the Property Earnest Money shall be returned to Purchaser upon the delivery of a Termination Notice by Purchaser to the Title Company and Seller at any time prior to the expiration of the Inspection Period. The Title Company shall deposit the Property Earnest Money into an interest-bearing money market account or other investment instrument or account constituting immediately available funds designated by Purchaser which in any case is maintained by Nations Bank or such other federally insured bank or savings and loan as Purchaser shall select. All interest accrued on the Property Earnest Money shall inure to the benefit of Purchaser unless Purchaser defaults in its obligations hereunder. If the Property Earnest Money is not deposited within the required time period hereunder, Seller may terminate this Agreement by delivering written notice to Purchaser and the Title Company. Upon said termination, the Title Company shall immediately destroy all executed originals of this Agreement in its possession. Thereafter, neither party shall have any further rights or obligations hereunder except for the obligations set forth in
Article XIX and Sections 2.2(b), 3.2, and 13.3 hereof (the "Surviving Duties").

                  (b) Except as otherwise provided below, in the event of a termination of this Agreement by either Seller or Purchaser, the Title Company is authorized to deliver the Property Earnest Money (together with all interest earned thereon) to the party hereto entitled to same pursuant to the terms hereof on or before the third (3rd) business day following receipt of written notice of such termination by the Title Company and non-terminating party from the terminating party, unless either party hereto notifies the Title Company that it disputes the right of the other party to receive the Property Earnest Money; provided, however, Seller shall not dispute the right of Purchaser to receive a return of the Property Earnest Money at any time prior to the expiration of the Inspection Period. In the event there is a dispute, the Title Company shall interplead the Property Earnest Money into a court of competent jurisdiction. All reasonable attorneys' fees and costs and the Title Company's reasonable costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Property Earnest Money, or if the Property Earnest Money is distributed in part to both parties by agreement or by order of a court of competent jurisdiction, then in the inverse proportion of such distribution. Notwithstanding the foregoing, in the event this Agreement is terminated and Purchaser is entitled to receive the Property Earnest Money, the Title Company is not authorized to deliver the Property Earnest Money to Purchaser unless and until Seller notifies the Title Company in writing that it has received satisfactory evidence that all Bond Party Costs have been paid; provided, however, if this Agreement is terminated as a result of a default by Seller, then the payment of all Bond Party Costs shall be the responsibility of Seller. Seller shall notify the Title Company that all Bond Party Costs have been paid within three (3) business days after Seller verifies that such payment has been made.

                  (c) Upon the conclusion of the Inspection Period without the timely delivery of a Termination Notice by Purchaser to Seller, the Property Earnest Money (and all interest earned thereon) shall be deemed to be fully earned by Seller and shall be expressly nonrefundable to Purchaser, unless Seller subsequently defaults under this Agreement or TEWB defaults under the Bond Purchase Agreement. All interest earned on the Property Earnest Money shall be reported to the Internal Revenue Service as income of the party receiving the Property Earnest Money. Purchaser and Seller shall promptly execute all forms reasonably requested by the Title Company in connection with any reporting to the Internal Revenue Service.

                                  ARTICLE III.

                         PHYSICAL (CONDITION OF PROPERTY

         3.1. Property Conveyed "AS IS." AS A MATERIAL INDUCEMENT TO SELLER'S WILLINGNESS TO ENTER INTO THIS AGREEMENT, PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES ITS UNDERSTANDING AND AGREEMENT THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 4.1 HEREOF, SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (I) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (II) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY, (III) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, AND (IV) THE
SUITABILITY OR USEFULNESS OF THE BONDS AS FINANCING FOR THE PROPERTY OR THE ABILITY OF PURCHASER TO HAVE THE BONDS REFUNDED, REISSUED OR RESOLD. PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OF SELLER EXCEPT FOR THOSE EXPRESSLY MADE IN THIS AGREEMENT. PURCHASER EXPRESSLY WARRANTS THAT IT IS A SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROPERTY, AND SHALL RELY UPON SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS, TESTS AND INVESTIGATIONS. PURCHASER
ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS EXCEPT FOR ANY REPRESENTATIONS, WARRANTIES AND OTHER MATTERS THAT SPECIFICALLY SURVIVE CLOSING UNDER THIS AGREEMENT AND SELLER'S WARRANTIES AND REPRESENTATIONS UNDER THE DEED AND OTHER CLOSING DOCUMENTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 3.1 SHALL EXPRESSLY SURVIVE THE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, OR SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

         3.2. Access to Property: Tests. So long as this Agreement remains in effect, Purchaser and the Permitted Outside Parties shall have the right and permission to enter upon the Property at all reasonable times, at Purchaser's expense, to make such investigations, studies and tests which Purchaser deems necessary or advisable, in its reasonable discretion (collectively, the "Tests"); all Tests shall be conducted at the sole cost and expense of Purchaser. Purchaser shall also have the right to review and copy all Leases, financial records and any other information pertaining to the operation of the Property in the possession of Seller or its agents, representatives or contractors during the term of this Agreement. Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable. Seller shall make available to Purchaser all of the books and records, documents and other information pertaining to the Property or the operation thereof in the possession of Seller and shall reasonably cooperate with Purchaser in its investigation of the Property.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         4.1. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                  (a) Formation' Authority and Enforceability. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and to consummate all of the transactions contemplated hereby, without the consent of any third party or court, and the persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Seller are duly authorized to execute this Agreement and such other documents on behalf of Seller, and are authorized to bind Seller.

     (b) United States Person. Seller is a "United States person", as defined by Internal Revenue Code Section 1445 and -------------------- Section 7701.

                  (c) No Conflict. Subject to obtaining the required consents, if any, of the Bond Parties to the sale or transfer of Seller's right, title and interest in and to the Property, the execution of this Agreement by Seller does not, and the performance by Seller of the transactions contemplated by this Agreement will not, violate or constitute a breach of Seller's partnership agreement or, to Seller's Knowledge, any contract, permit, license, order or decree to which Seller is a party or by which Seller or its assets are bound.

                  (d) No Violation: No Legal Proceedings. To Seller's Knowledge, from the time when Seller acquired its right, title and interest in and to the Property, Seller has not received any written notice to the effect that the Property and the operation thereof are in violation of any applicable federal or state law, or any ordinance, order or regulation of any governmental or quasi-governmental agency having jurisdiction over the Property. Except as disclosed in Exhibit H. to Seller's Knowledge, no litigation or similar proceedings of any type (including condemnation or similar proceedings) have been instituted or are pending or contemplated against the Property or any part thereof, nor has Seller received written notice threatening any such litigation or similar proceedings.

                  (e) The Due Diligence Documents. As limited by Article XIX, except as otherwise disclosed to Purchaser in writing, the Due Diligence Documents delivered to Purchaser are, to Seller's Knowledge, true, accurate and complete copies of the Due Diligence Documents. Seller has received no written notice with respect to (i) the Property's failure to comply with applicable zoning and use requirements and restrictions, (ii) the lack of the availability of water, storm sewer, sanitary sewer, gas, electric, telephone and drainage facilities required by law for the operation of the Property, or (iii) the lack of availability of vehicular and pedestrian ingress and egress to the Land.

                  (f) No Grant of Rights. Seller has not granted any person or entity a right or option to acquire all or any portion of the Property, other than Purchaser pursuant to this Agreement.

                  (g) No Claims. Seller has not received written notice of any claim by any party which asserts any interest in the Property, except for claims by parties disclosed in the Title Commitment.

                  (h) Insurance. Seller has not received written notice from any insurance company providing insurance against loss or damage to the Property of an intent to cancel or not renew such insurance as a result of defects or deficiencies in the Property.

                  (i) Restrictive Covenants. Seller has not received any written notice of any violations by Seller, or by any other person or entity, of any restrictive covenants or other matters affecting the Property.

                  (j) General Environmental Matters.  Except as disclosed in the
Due Diligence Documents, any environmental reports, the Survey (as defined herein) and the Title Commitment (as defined herein), and in accordance with
Article XIX hereof, Seller has not received any written notice of any of the following: (i) any prior owner's or prior or current occupant's generation, treatment, storage or disposal of Hazardous Materials (as defined below) in, under or upon the Land or the Improvements or use of any Hazardous Materials in or on the Property, or any portion thereof, in violation of any Environmental Laws (as defined below); (ii) the existence of any Hazardous Materials in, under or upon the Land, the Improvements or any portion thereof in violation of any Environmental Laws; (iii) the use and operation of the Property in violation of any Environmental Laws; (iv) the use of the Land or the Improvements as a sanitary landfill or dump; (v) any underground storage tank or tanks on or under the Land or the Improvements; or (vi) the presence of Hazardous Materials or underground storage tanks in, under or upon any parcel of property adjacent to the Land. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. ("RCRA"); and all rules adopted and guidelines promulgated pursuant to the foregoing, and the term "Hazardous Materials" shall include: (A) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant thereto; (b) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302 and amendments thereto); and (C) all other substances, materials and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under, any Environmental Law.

                  (k) No Hazardous Materials. Except as disclosed in the Due Diligence Documents, any environmental reports, the Survey and the Title Commitment, and in accordance with Article XIX hereof, to Seller's Knowledge, during Seller's ownership of the Land, Seller has not used, generated, treated, stored or disposed of any Hazardous Materials in, under or upon the Land or the Improvements (above or below ground), or any portion thereof, in violation of any Environmental Laws.

                  (l) No Wetland. Except as disclosed in the Due Diligence Documents, any environmental reports, the Survey and the Title Commitment and in accordance with Article XIX hereof, Seller has not received any written notice that any portion of the Land is a wetland designated by the United States Army Corps of Engineers or other federal, state or local body or agency having jurisdiction over the Property or any portion thereof.

     (m) Lease Prepayments. Rents under the Leases relating to the Property have not been prepaid by more than thirty-one ----------------- (31) days.

         As used herein, "Seller's Knowledge" or words to that effect means matters which are in fact actually known to W. Edward Walter, a manager of the general partner of the general partner of Seller, or to Steven R. Forrer, an advisor to the Seller, and does not mean constructive knowledge. Seller hereby represents that W. Edward Walter and Steven R. Forrer are the persons with primary responsibility for the Property during the term of its ownership by Seller and are the persons who would as a matter of course be made aware of any such matters. As used herein, "Seller has not received any written notice" or words to that effect means neither W. Edward Walter nor Steven R. Forrer has received any such written notice, and does not mean constructive notice. Steven
R. Forrer shall have made reasonable inquiry of the management company having responsibility for the Property, as to the matters set forth in the warranties and representations contained herein. With respect to such inquiry, information need not have been delivered or given in writing. Furthermore, each representation and warranty made in this Section 4.1 or elsewhere in this Agreement by Seller shall be deemed modified, to the extent required to make such representation or warranty materially true and correct, as a result of any and all documents (including, without limitation, the Due Diligence Documents and those documents which describe the transactions contemplated by the Bond Purchase Agreement), materials, reports, studies or other information received by Purchaser or LEHH from Seller, TEWB, or from any third party, or discovered by Purchaser or LEHH as a result of Purchaser's or LEHH's own investigation, tests, inspections, studies or analysis of the Property during the Inspection Period, as if such representation or warranty were originally made to reflect such matters. Notwithstanding the foregoing, each representation and warranty of Seller contained herein or elsewhere in this Agreement shall expire, and be deemed null and void as if the same had never been given or made, unless and to the extent Purchaser delivers notice of its intent to file a claim and thereafter files a claim in respect of such representations and warranties within six (6) months after the Closing Date. If, at any time prior to Closing, Seller learns or has reason to believe that any of the aforesaid representations and warranties is no longer true or valid and will not be true and valid on the Closing Date, Seller shall notify Purchaser in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. If, at any time prior to Closing, Purchaser learns or has reason to believe that any of the aforesaid representations and warranties is no longer true or valid, Purchaser shall notify Seller in writing and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid. Within five (5) days of receiving such notice or of learning that any such representation or warranty is no longer true or valid, Purchaser shall exercise the option to either (i) waive such invalidity and proceed to Closing; or (ii) terminate this Agreement and receive the Property Earnest Money (together with all interest earned thereon) and thereafter neither party shall have any further rights or obligations hereunder, except the Surviving Duties.

     4.2.   Representations  and  Warranties  of  Purchaser.   Purchaser  hereby
represents and warrants to Seller as follows:

                  (a) Formation and Authority. Purchaser is a Florida corporation, duly organized, validly existing and in good standing under the laws of the state of its formation and duly authorized and qualified to perform all obligations imposed upon it under this Agreement. Purchaser has full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and nothing prohibits or restricts the right or ability of Purchaser to close the transactions contemplated hereunder or to carry out the terms hereof.

                  (b) Due Execution and Enforceability. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Purchaser are duly authorized, executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, covenants and conditions.

                  (c) Sophisticated Investor. Purchaser is a sophisticated and knowledgeable real estate investor that has ready access to any legal and financial advice which may be necessary to meet its obligations hereunder, and its decision to purchase the Property is based upon its own independent expert evaluations of the Property, the Due Diligence Documents, the Survey, the Title Commitment and any and all other materials deemed relevant by Purchaser and its agents. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller or any of its employees, affiliates, agents or representatives, except as expressly set forth in Section 4.1 hereof. Purchaser further acknowledges that no employee or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations of Seller or any of its employees, affiliates, agents or representatives, except as expressly set forth in this Agreement.

                                   ARTICLE V.

                           INTERIM COVENANTS OF SELLER

Until the Closing Date or the earlier termination of this Agreement:

         5.1. Ordinary Course of Business. Seller shall conduct, operate, manage, lease and maintain the Property in the same manner as prior hereto pursuant to its ordinary course of business.

         5.2. Additional Agreements. Seller shall not enter into any additional business agreements or other contracts or arrangements affecting the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, unless such business agreements or other contracts can be terminated on not more than 30 days notice without penalty.

         5.3. Cooperation; Necessary Approvals. Seller agrees (a) to cooperate reasonably with Purchaser in obtaining any approvals from the Issuer or the Trustee (the "Necessary Approvals") in connection with (i) the execution and delivery of this Agreement and the transfer of the Property to Purchaser; and
(ii) any  efforts  made by LEHH to  purchase  the  Assets  pursuant  to the Bond
Purchase Agreement and (b) to execute any documents reasonably required to accomplish the foregoing; provided, however, that Seller shall not be required to spend any funds in connection with its agreements under this Section 5.3 nor shall Seller be obligated to execute any indemnity, guaranty or any other agreement which imposes covenants on Seller that survive Closing.

                                   ARTICLE VI.

                         INTERIM COVENANTS OF PURCHASER

6.1. The Necessary Approvals. Purchaser hereby expressly covenants and agrees to use its diligent good faith efforts to secure the Necessary Approvals.

6.2. Notification Obligations. Purchaser hereby further expressly covenants and agrees to promptly notify each of Seller and TEWB of any action required by either Seller or TEWB in order to secure the Necessary Approvals.

                                  ARTICLE VII.

                         PERMITTED ENCUMBRANCES TO TITLE

         Purchaser agrees to accept title to the Property subject to the following encumbrances (collectively, the "Permitted Encumbrances"): (a) the rights and interests of parties claiming under the Leases, as long as none of such Leases contains an option to purchase the Property by the lessee or a provision permitting renewal of the Lease for a term greater than one year; (b) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey (as defined in Section 8.1 below) or the Title Commitment (as defined in Section 8.1 below) to which the Purchaser fails to timely object pursuant to Section 8.1 of this Agreement; (c) all liens securing payment of all ad valorem, intangible and other real and personal property taxes, special and general assessments, school taxes and water and sewer charges against any of the Property for the tax year in which the Closing Date occurs and subsequent years, not yet due and payable (subject to proration at Closing pursuant to Section 12.2 below); and (d) any Objections (as defined in Section
8.1 below) that remain uncured,  for whatever reason, at the earlier to occur of
(i) Closing hereunder or (ii) five (5) business days after Seller notifies Purchaser that Seller is unwilling or unable to cure the Objections to the reasonable satisfaction of Purchaser, except for those Objections that Seller is required to cure pursuant to Section 8.1 below.

                                  ARTICLE VIII.

                     CONDITION OF TITLE AND TITLE INSURANCE

         8.1. Title Commitment: Objections. Seller shall obtain from the Title Company a current title insurance commitment for the Property (the "Title Commitment") together with legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein to issue an ALTA Form B Owner's Policy of Title Insurance (the "Title Policy") for the Property. Within five (5) business days after the Effective Date, Seller shall provide to Purchaser, to the extent same are in Seller's possession, copies of the following: (a) any title commitments or title policies concerning the Property, including the Title Commitment, (b) a current survey of the Property showing all Improvements thereon (the "Survey") and (c) a current rent roll reflecting all Leases that affect the Property. Within fifteen (15) business days after the receipt of items (a) through (c) referred to in the immediately preceding sentence (the "Title Review Period"), Purchaser shall give written notice (the "Objection Notice") to Seller of any item affecting the title or the Survey to which Purchaser objects (the "Objections") separately specifying and setting forth each such Objection, and Seller shall notify Purchaser within five (5) business days after its receipt of Purchaser's written notice of Seller's intent to not cure one or more of the Objections ("Seller's Notice"). Seller shall then cure on or before Closing all Objections except those set forth in Seller's Notice. Seller shall pay or bond over any mechanic's liens, real estate and personal property taxes and unpaid bills with respect to the Property incurred or arising with respect to periods prior to Closing. If Purchaser gives Seller an Objection Notice within the Title Review Period, then all matters disclosed in the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Encumbrances. If Purchaser fails to give Seller an Objection Notice within the period set forth above, then all matters disclosed in the Title Commitment shall be deemed to be Permitted Encumbrances. Purchaser may issue an Objection Notice with respect to any new matters first reflected in any update of the Title Commitment or Survey, so long as it is given within five
(5) business days of receipt of such update. If Purchaser has any Objections which Seller has not elected to cure, then Purchaser shall have the right to notify Seller prior to the later of (i) the expiration of the Title Review Period or (ii) three (3) business days after receipt of Seller's Notice that Purchaser has elected to receive a return of the Property Earnest Money (together with all interest accrued thereon) in accordance with Section 2.2 hereof, and, following Purchaser's receipt thereof, this Agreement shall terminate and neither party shall have any further obligations to the other party hereunder, except the Surviving Duties.

         8.2. Exclusive Remedy of Purchaser. Except as set forth in Section 8.1 above, Seller shall not be required to expend any money or bring any action or proceeding or undertake any efforts to cure any Objections in order to deliver the Property or title to the Property as required by this Agreement, other than to remove (or provide title insurance coverage against) all monetary encumbrances other than the Assumed Obligations. Should Seller give Purchaser notice (the "Response Notice") that Seller is unable to convey the Property or title to the Property as required by this Agreement, Purchaser may, as its sole and exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Agreement, in which event the Property Earnest Money (together with all interest accrued thereon) shall be returned to Purchaser in accordance with Section 2.2 hereof. If Purchaser fails to notify Seller of its election to terminate this Agreement within such five (5) day period, Purchaser shall be deemed to have waived any Objections (except any such monetary obligations) and to have elected to proceed to the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE IX.

                                     CLOSING

         9.1. The Closing Date. The closing of the transactions contemplated herein (the "Closing") shall be held in the offices of the Title Company (or such other location as may be mutually agreed upon by Seller and Purchaser) on the later to occur of: (i) that date which is fifty (50) calendar days after the Effective Date; or (ii) the tenth business day following that date upon which all Necessary Approvals shall have been received (such later date, the "Closing Date"); provided, however, that in no event shall the Closing occur later than June 10, 1999 (the "Final Termination Date"). Notwithstanding the foregoing, Purchaser shall have the right to extend the Closing Date (which includes an extension of the Final Termination Date) for one additional thirty-two (32) day period (the "Extension Period") by written notice to Seller not later than ten
(10) days prior to the Closing Date and the payment by Purchaser to Seller of a nonrefundable extension fee equal to $50,000 (which fee shall be applied at Closing to the Purchase Price and, if such amount exceeds the Cash Consideration, the excess shall be applied to the Bond Purchase Price). A payment hereunder also shall extend the Closing Date under the Bond Purchase Agreement. TIME IS OF THE ESSENCE IN REGARD TO THE PERFORMANCE BY PURCHASER AND SELLER OF ALL OF THE PROVISIONS OF THIS AGREEMENT.

         9.2. The Closing Statement. Upon Purchaser's delivery of all required documents and instruments and its payment of the Purchase Price and other amounts required herein, Purchaser and Seller shall prepare and sign a closing statement reflecting the adjustments and payments made and agreements in connection therewith (the "Closing Statement"). Seller shall deliver a copy of the fully executed Closing Statement and all of the aforesaid documents to the Title Company which shall close in accordance with any escrow instructions consistent with this Agreement and mutually agreeable to the parties hereto and such Closing Statement.

         9.3. Closing Costs.

                  (a) Each of the parties hereto shall be responsible for the payment of (i) any attorneys' fees incurred by it in connection with the transactions contemplated by this Agreement; (ii) any other fees of any other professionals retained by it in connection with the transactions contemplated by this Agreement; and (iii) fifty percent (50%) of (A) all fees owing to the Title Company as compensation for the services of the Title Company as escrow agent for the Property Earnest Money, and (B) all recording charges and any costs necessary in order to update the Survey incurred after Seller's delivery of the Survey pursuant to Section 8.1 above.

                  (b) Seller shall be solely responsible for those reasonable costs associated with the issuance of the Owner's Title Policy, including the Title Policy Premium, and for all transfer charges (including intangible or documentary stamp taxes).

                  (c) Except as otherwise expressly set forth in Sections 9.3(a) and (b) above, Purchaser shall be solely responsible for all costs and fees incurred in connection with the transactions contemplated by this Agreement, expressly including, with respect to the Bond Purchase Agreement, any Bond Party Costs.

                                   ARTICLE X.

                      DOCUMENTS TO BE DELIVERED AT CLOSING

         10.1. Obligations of Seller. At or prior to the Closing, Seller shall execute and/or deliver the following to Purchaser or the applicable third party:

                  (a) One Special Warranty Deed (the "Deed") for the Land and Improvements substantially in the form set forth on Exhibit C attached hereto and incorporated herein.

                  (b) An Assignment and Assumption of Service Contracts, Warranties and Leases ("Assignment") substantially in the form set forth on Exhibit D attached hereto and incorporated herein and a Bill of Sale substantially in the form set forth on Exhibit E attached hereto, pursuant to which Seller assigns and conveys to Purchaser (i) all Personal Property; (ii) all Intangible Property; and (iii) any of the other Property described herein and not covered in the Deed or any other instrument described in this Section 10.1.

                  (c) Authority documents of Seller authorizing the execution, delivery and performance by Seller of this Agreement and each document to be executed and delivered by Seller in connection with this Agreement and designating one or more officers to execute documents in Seller's name in connection herewith, certified as correct and complete by Seller, together with an incumbency certificate for each person executing documents on behalf of Seller.

                  (d) All costs and fees required to be paid by Seller pursuant to this Agreement.

                  (e) Such other documents and instruments as may be reasonably required by this Agreement or by the Title Company in order to consummate the transactions described in this Agreement and to issue the Title Policy to Purchaser, including a no-lien affidavit in form reasonably satisfactory to Title Company and Purchaser.

                  (f) A non-foreign affidavit of Seller complying with the requirements of Internal Revenue Code Section 1445(f)(3) and the regulations promulgated thereunder.

                  (g) To the extent not previously delivered to Purchaser and within the possession or control of Seller or its affiliates, originals of all items constituting the Due Diligence Documents, including originals of all Leases, all service and equipment leasing contracts relating to the Property which Purchaser has agreed to assume as of the Closing Date (the "Service Contracts"), all permits, licenses, approvals, entitlements and other governmental authorizations (including, without limitation, certificates of occupancy) required in connection with the ownership, use or maintenance of the Property (the "Permits"), any lease, rental agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument relating to the Property but excluding the Leases (the "Business Agreements"), and copies of all tenant correspondence and billing files and records. As used herein, the "Due Diligence Documents" shall have the meaning set forth in Article XIX hereof.

                  (h) Contemplated and executed state, county and city transfer tax declarations and any affidavit of Seller relating thereto and required by applicable laws.

                  (i) To the extent within Seller's possession, an assignment to Purchaser of any Permits issued by the appropriate governmental authorities and utility companies in connection with the Property.

                  (j) To the extent assignable, an assignment to Purchaser of all of Seller's right title and interest in and to any plans, credits, contracts, warranties and guarantees relating to the Property.

                  (k) All keys to all locks relating to the Property.

                  (1) Termination of any property management agreements and/or leasing agreements pertaining to the Property.

                  (m) A certified copy of the current rent roll.

                  (n) A certified list of all current litigation, actions or other proceedings.

                  (o) A list of all Service Contracts.

                  (p) If requested by Purchaser, a notice to the tenants of the Property notifying the tenants of the sale of the Property and confirming the information in the Notice to Tenants.

10.2. Obligations of Purchaser. At or prior to the Closing, Purchaser shall execute and/or deliver the following to Seller or the appropriate third parties:

                  (a) The Cash Consideration.

                  (b) The Assumption Agreement.

                  (c) An executed counterpart of the Assignment.

                  (d) Authority documents of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and each document to be executed and delivered by Purchaser in connection with this Agreement and designating one or more officers to execute documents in Purchaser's name in connection herewith, certified as correct and complete by Purchaser, together with an incumbency certificate for each person executing documents on behalf of Purchaser.

                  (e) All costs and fees required to be paid by Purchaser pursuant to this Agreement.

                  (f) A duly  executed  notice to the  tenants  of the  Property
substantially   in  the  form  set  forth  on  Exhibit  F  attached  hereto  and incorporated herein (the "Notice to Tenants").

                  (g) Such other documents and instruments as may be reasonably required by this Agreement or by the Title Company in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE XI.

                              CONDITIONS TO CLOSING

         11.1. Conditions to the Obligations of Seller and Purchaser.

                  (a) No Injunction Etc. The transactions contemplated by this Agreement to be effected on the Closing Date shall not have been restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction and no proceeding shall have been instituted and be pending in which any creditor of Seller or any other person seeks to restrain such transaction or otherwise to attach any of the Property.

                  (b) Mutually Dependent Transactions. Purchaser and Seller expressly acknowledge and agree that the consummation of the transactions contemplated by this Agreement is expressly dependent upon the consummation of the transactions contemplated by the Bond Purchase Agreement. Accordingly, and notwithstanding any provision of this Agreement to the contrary: (i) it shall be a condition precedent to Seller's obligation to convey the Property to Purchaser, that LEHH simultaneously acquire the Assets; (ii) it shall be a condition precedent to Purchaser's obligation to acquire the Property from Seller, that TEWB convey to LEHH the Assets; (iii) a default by LEHH under the Bond Purchase Agreement shall constitute a default by Purchaser hereunder; (iv) a default by TEWB under the Bond Purchase Agreement shall constitute a default by Seller hereunder; and (v) if Purchaser or LEHH, as the case may be, shall be entitled to, and shall elect to, terminate this Agreement or the Bond Purchase Agreement pursuant to the provisions hereof or thereof, this Agreement or the Bond Purchase Agreement, as the case may be, shall likewise terminate and the parties hereto shall have no further rights or obligations hereunder, except the Surviving Duties.

         11.2. Conditions to the Obligations of Seller. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in Section 10.1 of this Agreement (including its obligation to sell the Property) are conditioned on the following:

                  (a) Performance by Purchaser. The due performance by Purchaser of each and every undertaking and agreement to be performed by it hereunder in all material respects (including the delivery to Seller of the items specified to be delivered by Purchaser in Article X hereof) and the truth of each representation and warranty made by Purchaser in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

                  (b) No Bankruptcy or Dissolution. At no time on or before the Closing Date shall any Bankruptcy/Dissolution Event, as hereinafter defined, have occurred with respect to Purchaser. "Bankruptcy/Dissolution Event" means the occurrence of any of the following: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.

         11.3. Conditions to the Obligations of Purchaser. In addition to the conditions provided elsewhere in this Agreement, Purchaser's obligations to perform its undertakings provided in Section 10.2 of this Agreement (including its obligation to purchase the Property) are conditioned on the following:

                  (a) Necessary Approvals. Purchaser shall have obtained all
                      Necessary Approvals.

                  (b) Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder in all material respects and the truth of each representation and warranty made by Seller in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

                  (c) No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall a Bankruptcy/Dissolution Event have occurred with respect to Seller.

If any of the above  conditions is not satisfied,  Purchaser may, at its option,
(i) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price or (ii) provide written notice to Seller of Purchaser's election to receive a return of its Property Earnest Money (together with all interest accrued thereon), and upon Purchaser's receipt of such Property Earnest Money (together with all interest accrued thereon), this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder, except the Surviving Duties; provided, however, if the only condition to Purchaser's obligations not satisfied is the one specified in Section 11.3(a) above, then Purchaser shall not be entitled to receive the Property Earnest Money and the interest accrued thereon.

                                  ARTICLE XII.

                          APPORTIONMENTS AND ADJUSMENTS

         12.1. The Adjustment Date. Seller shall be responsible for and pay all expenses with respect to the Property accruing up to 11:59 p.m. Eastern Time on the day prior to the Closing Date (the "Adjustment Date") and shall be entitled to receive and retain all revenue from the Property accruing through the Adjustment Date.

         12.2.  Adjustments  and  Apportionments.   On  the  Closing  Date,  the
following adjustments and apportionments shall be made in cash as of the Adjustment Date:

                  (a) (i) Rents collected under Leases for the month in which the Closing Date occurs (the "Closing Month"). Purchaser shall have the right to collect any delinquent rentals, but shall not have the obligation to do so. Delinquent rentals under any existing Leases collected by Purchaser, net of the costs of collection (including attorneys' fees), shall be applied first against any amount currently due and owing under such Leases and then to amounts most recently overdue ("Rent Arrearages"). If, as and when Purchaser collects payments from a tenant on account of Rent Arrearages attributable to the period Seller owned the Property, Purchaser shall hold such funds for Seller and shall pay an amount equal to such Rent Arrearages collected to Seller within ten (10) days after Purchaser or its agent receives each such payment.

                           (ii) On that date which is six (6)  months  after the
Closing, Purchaser shall deliver to Seller a collection report showing the sum, if any, paid by each tenant at the Property and the unpaid balance owed by such tenant pursuant to its Lease through such date. Seller shall have the right to review and audit Purchaser's records with respect to the Rent Arrearages payable to or collected by Purchaser.

                  (b) Real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, if any, based on 100% of the 1999 taxes due or, if the actual amount is not known, the most recent ascertainable taxes for the Property (the "Taxes") for the year of Closing.

                  (c) Charges under the Service Contracts (provided that same were delivered to Purchaser during the Inspection Period) affecting the Property on the Closing Date (except those required to be terminated on or before Closing pursuant to the terms of this Agreement) and utility charges and deposits relating to the Property.

                  (d) Income from users of vending machines, laundry services, utilities, tenant services, and from any other operations of the Property, if any.

                  (e) Any and all prepaid expenses of Seller relating to the Property.

                  (f) Seller agrees to make vacant units at the Property rent ready at Seller's cost and expense prior to Closing in accordance with Seller's prior practices; provided that Seller shall have no obligation to make units rent ready that become vacant not more than one week prior to the Closing Date.

         12.3. Certain Credits to Purchaser. At the Closing, Purchaser will receive a credit against the Cash Consideration in an amount equal to any prepaid rentals and other charges for more than the Closing Month, if any, and all unapplied security deposits (and interest thereon as required by law) payable to tenants under Leases in effect on the Closing Date against Purchaser's receipt and indemnification therefor. Upon making such credit, Purchaser shall be fully responsible for the same as if a cash amount equal to such security deposits were actually delivered to Purchaser. Prior to the Closing, Seller reserves the right to apply all security deposits as provided under the respective Leases.

         12.4. Certain Tax Prorations. The prorations and payments shall be made on the basis of a written statement approved by Purchaser and Seller. In the event any prorations or apportionments made under this Article XII shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the correct data is available. As soon as the amount of Taxes on the Property for the year of Closing is known, Seller and Purchaser will readjust the amount of Taxes to be paid by each party with the result that Seller shall pay for those Taxes applicable to the Property prior to the Closing Date and Purchaser shall pay for those Taxes applicable to the Property on and after the Closing Date. All special taxes or assessments attributable to any period(s) prior to the Closing Date shall be paid by Seller and Purchaser shall be liable for the payment of any special taxes or assessments attributable to any period on and after the Closing Date. Notwithstanding the foregoing, any reproration shall be made, if at all, within ninety (90) days after the Closing Date (except with respect to taxes and assessments, in which case such reproration shall be made within thirty (30) days after the data necessary to perform such reproration is available).

         12.5. Insurance: Utilities. Seller and Purchaser agree that (a) none of the insurance policies relating to the Property will be assigned to Purchaser (and Seller shall pay any cancellation fees resulting from the termination of such policies) and Purchaser shall be responsible for arranging for its own insurance as of the Closing Date; (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date to the extent reasonably feasible; and (c) Seller shall terminate its management contract and any agreements for the leasing of the units in the Property on the Closing Date. Accordingly, there will be no prorations for insurance, utilities or payroll. Notwithstanding the foregoing, in the event a meter reading is unavailable for any particular utility, such utility shall be prorated on the basis of the last bill, with a reconciliation to actual billed amounts within fifteen (15) days of receipt of the actual bills by Purchaser.

         12.6. Survivability The provisions of this Article XII shall survive the Closing.

                                  ARTICLE XIII.

                                    REMEDIES

         13.1. Seller's Remedies. If Purchaser or LEHH, as the case may be, fails to purchase (i) the Property pursuant to this Agreement, or (ii) the Assets pursuant to the Bond Purchase Agreement because of Purchaser's or LEHH's failure to perform its obligations hereunder or thereunder (all conditions to Purchaser's or LEHH's obligations having been satisfied or waived by Purchaser or LEHH) or there is a breach of any of Purchaser's or LEHH's representations and warranties herein or therein which prohibits Purchaser's or LEHH's performance hereunder or thereunder and Seller is not in default under this Agreement and TEWB is not in default under the Bond Purchase Agreement and Purchaser or LEHH, as the case may be, fails to cure (or, with respect to a representation or warranty, fails to commence and effect a cure by the later of Closing or ten (10) days after written notice thereof from Seller or TEWB) any such breach or failure within ten (10) days after written notice thereof from Seller to Purchaser or from TEWB to LEHH, as applicable, specifying such breach or failure, then as Seller's sole and exclusive remedy hereunder, Seller shall have the right to terminate this Agreement by giving Purchaser and the Title Company written notice thereof and Seller shall be entitled to receive, as its sole remedy, the Property Earnest Money (together with all interest accrued thereon) as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages resulting from a breach of this Agreement by Purchaser would be difficult or impossible to accurately ascertain and that the sum represented by the Property Earnest Money (together with all interest accrued thereon) is a reasonable estimate of the total net detriment that Seller would suffer) and upon Seller's receipt of the Property Earnest Money (together with all interest accrued thereon), this Agreement shall terminate, no party to this Agreement shall have any further claim, agreement, or obligation to any other party to this Agreement, except the Surviving Duties, and any lien of Purchaser against the Property shall automatically cease, terminate and be released.

         13.2. Purchaser's Remedies.

                  (a) If the sale contemplated by this Agreement is not consummated because of Seller's failure to perform its obligations hereunder or there is a breach of any of Seller's representations and warranties herein and Purchaser and LEHH are not in default under this Agreement and the Bond Purchase Agreement, respectively, and Seller fails to cure (or, with respect to a representation or warranty, fails to commence and effect a cure by the later of Closing or ten (10) days after written notice thereof from Purchaser) any such breach or failure within ten (10) days after written notice thereof from Purchaser to Seller specifying such breach or failure, Purchaser shall be entitled, as its exclusive remedies, to elect either (i) to terminate this Agreement and have the Property Earnest Money (together with all interest accrued thereon) returned to it or (ii) subject to the provisions of Section 13.2(b) below, to enforce specific performance of Seller's obligations under this Agreement; provided, however, if specific performance is not available to Purchaser as a remedy owing to Seller's having conveyed all or a portion of the Property to another party or some other voluntary act of Seller, then Purchaser, as its sole remedy, shall be entitled to be reimbursed by Seller for its reasonable out-of-pocket expenses (including attorneys' fees) in an amount not to exceed $100,000 and to liquidated damages in the amount of $250,000. In no event shall Purchaser be entitled to any indirect, consequential or punitive damages as a remedy hereunder.

                  (b) In no event shall Purchaser be entitled to enforce specific performance of Seller's obligations under this Agreement unless Purchaser notifies Seller of its intention to seek such specific performance within ten (10) days following the Closing Date.

         13.3. Attorneys' Fees. In the event any party hereto is required to employ an attorney because any litigation or arbitration arises out of this Agreement between the parties hereto, the nonprevailing party shall pay the prevailing party, as determined by the court or arbitrator, all reasonable out-of-pocket costs incurred by the prevailing party (including, without limitation, reasonable attorneys' fees and expenses) in connection with such litigation or arbitration.

                                  ARTICLE XIV.

                           INDEMNIFICATION OBLIGATIONS

         Upon the Closing, the parties shall have the following respective indemnification obligations:

         14.1. Indemnification by Seller. Seller shall protect, defend, indemnify and hold Purchaser harmless from and against any Claim resulting from an action brought by a third party against Purchaser which results from the occurrence of any act, omission or event on or relating to the Property prior to the Closing Date (other than acts or omissions of Purchaser or its agents). "Claim" means any obligation, liability, claim (including, without limitation, any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (including, without limitation, appellate proceedings), and any collection costs or enforcement costs).

         14.2.   Indemnification  by  Purchaser.   In  addition  to  Purchaser's
indemnification of Seller contained in Section 3.2 above and in Article XIX below, Purchaser shall protect, defend, indemnify and hold Seller harmless from and against any Claim resulting from an action brought by a third party against Seller which results from the occurrence of any act, omission or event on or relating to the Property on or after the Closing Date (other than acts or omissions of Seller or its agents).

     14.3. General Indemnification Provisions. The indemnification obligations under this Agreement shall be subject to the following provisions:

                  (a) The party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any Claim against Indemnitee within fifteen (15) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such Claim (with counsel reasonably approved by Indemnitee) within twenty (20) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (i) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (ii) Indemnitor shall not have employed counsel to direct the defense of such action, or (iii) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor and in fact asserts such defenses (in which case Indemnitor shall not have the right to direct the defense of such action or to otherwise direct Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

                  (b) The indemnification rights under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

                                   ARTICLE XV.

                       DAMAGE DESTRUCTION OR CONDEMNATION

         15.1. Maintenance of Insurance. Seller agrees to maintain its present policies of insurance covering the Property in full force and effect from the date of this Agreement through and including the Closing Date.

         15.2. Events of Casualty and Condemnation.

                  (a) Prior to Closing, risk of loss with regard to the Property shall be borne by Seller. If, on or before the Closing Date, either (i) all or a substantial part of the Property is damaged or destroyed by fire or the elements or by any other cause other than by condemnation or other power of eminent domain (a "Casualty Event"), or (ii) all or a substantial part of the Property is taken by condemnation or other power of eminent domain (a "Condemnation Event"), Purchaser may, subject to the provisions of Section 15.2(b) below, by written notice given to Seller within ten (10) days after Purchaser shall have received written notice from Seller of any such Casualty Event or any such Condemnation Event (but in no event after the Closing Date), elect to either (A) terminate this Agreement or (B) proceed to Closing and (i) in the case of a Casualty Event, Seller shall credit the Cash Consideration with an amount equal to (x) any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting any costs that Seller shall have paid for repairs or restoration of the damage) plus
(y) the amount of any deductible applicable to such insurance, and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies, or (ii) in the case of a Condemnation Event, Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking. If Purchaser elects to terminate this Agreement, Purchaser shall notify Seller of such election in writing; the Property Earnest Money, together with any interest accrued thereon, shall be returned to Purchaser and, upon Purchaser's receipt thereof, this Agreement shall terminate and be of no further force and effect, except for the Surviving Duties.

                  (b) Purchaser and Seller hereby expressly agree that, notwithstanding any other provision of this Agreement to the contrary, in the event of a Casualty Event or a Condemnation Event which results in a payment or an award of $14,025,000 or more, Seller shall have the absolute right, in the exercise of its sole discretion, to terminate this Agreement, upon which termination Purchaser's sole remedy shall be to receive payment from Seller for its reasonable out-of-pocket expenses and to have the Property Earnest Money (together with all interest accrued thereon) returned to it.

         15.3. Insubstantial Damages. If, on or before the Closing Date, an Insubstantial Part, as hereinafter defined, of the Property is subject to a Casualty Event or Condemnation Event, then Purchaser shall not have the right to terminate this Agreement based upon such damage, destruction or taking, and on the Closing Date:

                  (a) Seller shall credit the Cash Consideration with an amount equal to (i) any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting any costs that Seller shall have paid for repairs or restoration of the damage) plus (ii) the amount of any deductible applicable to such insurance, and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies, and

                  (b) Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking by virtue of a Condemnation Event.

         15.4. Certain Definitions. For the purposes of this Article, an "Insubstantial Part" of the Property shall mean, with respect to (a) a Casualty Event, a portion of the Property having a value of $500,000 or less or which would require expenditures of $500,000 or less for repair or restoration, or (b) a Condemnation Event, an offer or award of $500,000 or less from the authorities having jurisdiction over any such Condemnation Event, or a taking which would not materially impair access (ingress or egress) to the Land.

     15.5. Survivability. The provisions of this Article XV shall survive the Closing.

                                  ARTICLE VXI.

                                     BROKER

         16.1. Representations of Purchaser. Purchaser represents and warrants to Seller that, other than Atlantic Realty Partners ("ARP") (who will be paid by Seller and/or TEWB when and if the transactions contemplated by' this Agreement and by the Bond Purchase Agreement are consummated), neither Purchaser nor any entity related to Purchaser has dealt with any broker or other person or entity (other than ARP) who would be entitled to a commission or other brokerage fee from Seller in connection with the transactions described in this Agreement. Purchaser agrees to indemnify, defend and hold Seller harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Purchaser in the preceding sentence.

         16.2. Representations of Seller. Seller represents and warrants to Purchaser that, other than TEWB neither Seller nor any entity related to Seller has dealt with any broker or other person or entity (other than ARP) who would be entitled to a commission or other brokerage fee in connection with the transactions contemplated by this Agreement. Seller agrees to pay the commission of ARP pursuant to the terms of a separate agreement upon the Closing hereunder. Seller agrees to indemnify, defend and hold Purchaser harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Seller in the preceding sentence.

         16.3. Survivability. Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article XVI shall survive the Closing and any prior termination of this Agreement for any reason whatsoever.

                                  ARTICLE XVII.

                                     NOTICES

Any notice given or required to be given pursuant to any provision of this Agreement shall be in writing and shall either be personally delivered or sent by a reputable commercial courier service guaranteeing overnight delivery or sent by telecopy, and shall be deemed to have been given upon receipt (or refusal of delivery), in any case addressed as follows:

                   Purchaser: Lakes Edge-Homes Holdings, Inc.
                              680-3 W. 246th Street
                            Riverdale, New York 10471
                             Attn: Robert MacFarlane
                               Fax: 718/601 -3420

                  with a copy to: Berman Wolfe & Rennert, P.A.
                         100 S.E. 2nd Street, Suite 3500
                              Miami, Florida 33131
                            Attn: Leon J. Wolfe, Esq.
                                Fax: 305/373-6036

                        Seller: Lakes Edge Partners, L.P.
                        1129 20th Street, N.W., Suite 510
                             Washington, D.C. 20036
                               Attn: Steve Forrer
                                Fax: 202/296-9699

                    with a copy to: Michael Petersilia, Esq.
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776
                                Fax: 214/756-8690

         Either party may, by giving notice to the other in the manner set forth above, change the address to which notices shall be sent to it, provided that any such change of address shall be effective three (3) days after it is given. The attorney for either party to this Agreement may give notices on behalf of his client with the same force and effect as if such notice were given directly by such party.

                                 ARTICLE XVIII.

                                  NO ASSIGNMENT

         This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the assignee of Purchaser shall be an affiliate of Purchaser,
(ii) all of the Property Earnest Money shall have been delivered in accordance with Section 2.2 hereof, (iii) Purchaser shall remain primarily liable for the performance of Purchaser's obligations hereunder and (iv) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller and to TEWB at least ten (10) days prior to Closing.

                                  ARTICLE XIX.

                                INSPECTION PERIOD

         Within three (3) business days after the Effective Date, Seller shall make available to Purchaser all information relating to the Property set forth on Exhibit G hereto (the "Due Diligence Documents") and any other information in Seller's possession reasonably requested by Purchaser. Purchaser shall have the right to conduct its physical inspection (the "Inspection") of the Property commencing with the Effective Date and extending through and including April 27, 1999 (the "Inspection Period"), which Inspection shall be at the sole cost and expense of Purchaser. Purchaser hereby expressly indemnifies and holds harmless Seller against all costs, losses or claims arising out of or relating in any way to the conduct of the Tests by Purchaser or by the Permitted Outside Parties. Seller shall assist with such Inspection, but shall not be obligated to incur any cost or expense or to furnish any information other than at the place where such information is currently maintained. All information received by Purchaser relating to the Property, Seller or its affiliates shall be kept in strict confidence and used solely for the purpose of determining the advisability of proceeding with the transactions contemplated by this Agreement. Purchaser shall have the right to terminate this Agreement during the Inspection Period if Purchaser, in its sole discretion, deems the Property or any aspect thereof, to be unsatisfactory; provided, however, that Purchaser may only exercise such right by giving Seller written notice of such termination (the "Termination Notice") on or before 5:00 p.m. on April 27, 1999. If Purchaser exercises such right of termination, then the Property Earnest Money, together with any interest accrued thereon, shall be refunded to Purchaser pursuant to the terms of Section 2.2 hereof. If Purchaser does not give Seller the Termination Notice on or before the last day of the Inspection Period, Purchaser shall be deemed to have irrevocably and absolutely waived its right to terminate this Agreement pursuant to the provisions of this Article and to have agreed to purchase on the Closing Date the Property in its "AS IS" condition (as such term is used in Section 3.1 hereof) on the last day of the Inspection Period, except as provided otherwise in this Agreement and in the Closing Documents. As used in this Agreement, "Permitted Outside Parties" shall mean Purchaser's consultants, agents, attorneys, appraisers, engineers, architects, construction contractors, accountants, lenders, potential credit enhancers or investors.

                                   ARTICLE XX.

                                  MISCELLANEOUS

         20.1. Binding Effect. This Agreement is binding upon and shall inure to
the  benefit  of  the  parties  hereto,  their  respective   successors,   legal
representatives and permitted assigns.

         20.2. Business Days. Whenever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

         20.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to each of the other parties hereto. A facsimile copy of a signature shall have the same effect as an original signature, provided that the original signature is timely delivered to the party or parties to whom it is intended to be delivered.

         20.4. Section Headings. The captions at the beginning of the several paragraphs, Sections and Articles are for convenience in locating the text, but are not part of the text. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Exhibits contained in this Agreement refer to the Exhibits which are attached to this Agreement, all of which Exhibits are incorporated in and made a part of this Agreement by reference. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Articles, Sections, paragraphs and clauses refer to portions of this Agreement.

         20.5. Severability. If any term or provision of this Agreement shall be held to be illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

         20.6. Entire Agreement. This Agreement and the other writings referred to in, or delivered pursuant to, this Agreement, embody the entire understanding and contract between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings between the parties hereto, whether written or oral, formal or informal, with respect to the subject matter of this Agreement. This Agreement has been entered into after full investigation by each party and its professional advisors, and neither party is relying upon any statement, representation or warranty made by or on behalf of the other which is not expressly set forth in this Agreement.

         20.7. Waivers. No extensions, changes, waivers, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change, waiver, modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever, unless the same is contained in a writing and is fully executed by the party against whom such matter is asserted.

         20.8. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida, without regard to the choice of law or conflicts of laws rules thereof.

         20.9. No Third Party Beneficiaries. Purchaser and Seller agree that, except as otherwise expressly provided herein, this Agreement has been entered into solely for the benefit of Purchaser and Seller and no other person or entity, it being the intention of Purchaser and Seller that no person or entity not a party to this Agreement shall have any right or standing to (a) bring any action against Purchaser or Seller based on this Agreement, or (b) assume that any provision of this Agreement will be enforced or remain unmodified or unwaived, or (c) assert that it or he is or should be or was intended to be a beneficiary of any provision of this Agreement.

         20.10. No Affiliate Liability.

                  (a) No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Purchaser or any affiliate of Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser's assets for the payment of any Claim or for any performance, and Seller hereby waives any and all such personal liability. The limitations of liability contained in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to Purchaser provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

                  (b) No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Seller or any affiliate of Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets (including the proceeds of the sale of the Property) for the payment of any Claim or for any performance, and Purchaser hereby waives any and all such personal liability. The limitations of liability contained in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

         20.11. Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereto hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         20.12. Press Releases. Any press release issued with respect to the transactions contemplated by this Agreement shall be subject to the prior approval of Purchaser and Seller.

         20.13. Statutory Disclosures Regarding the Property.

                  (a) Radon Gas Disclosure. In accordance with the requirements of Section 404.056(8), Florida Statutes, the following notice is hereby given:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local County Public Health Center.

                  (b) Energy-Efficiencv Rating Disclosure. In accordance with the provisions of Section 553.996, Florida Statutes, Purchaser is advised that Purchaser may have the energy-efficiency rating of the Property determined, and that such rating shall be provided upon written request of Purchaser made at the time of, or prior to, Purchaser's execution of this Agreement. Purchaser acknowledges that, with the execution of this Agreement, Seller has provided to Purchaser a copy of an information brochure regarding energy-efficiency rating prepared by the Florida Department of Community Affairs.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the date first above written.

         Seller:                            LAKES EDGE PARTNERS L.P.,
                                            a Delaware limited partnership

                                            By: Lakes Edge, L.P.,
                                            a Delaware limited partnership

                                            By: Lakes Edge, L.L.C.,
                                            a Delaware limited liability company


                                            By: -------------------------------
                                                  W. Edward Walter, Manager

         Purchaser:                         LAKES EDGE-HOMES HOLDINGS, INC.,
                                            a Florida corporation

                                            By: ________________________________
                                            Name:Robert A. MacFarlane
                                            Title: President

                             JONDER BY TITLE COMPANY

Ticor Title Insurance Company, referred to in this Agreement as the "Title Company," hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the day of March, 1999, and accepts the obligations of the Title Company as set forth herein. It further acknowledges that it received the Property Earnest Money on the day of March, 1999. The Title Company hereby agrees to hold and distribute the Property Earnest Money in accordance with the terms and provisions of this Agreement.

TICOR TITLE INSURANCE COMPANY

By:
Name:
Title:

Address: Attn: Commercial Escrow Department
2701 Gateway Drive
Pompano Beach, Florida 33069
Facsimile: 954/971-2050

                                    EXHIBIT A

                         TO PROPERTY PURCHASE AGREEMENT

                           PROPERTY LEGAL DESCRIPTION

All that tract or parcel of land located in Miami-Dade County, Florida and being more particularly described as follows:

A portion of section 35, Township 51 South, Range 41 East, Dade County Florida according to the Plat of NEWMAN's SURVEY of the East one half of Township 51 South, Range 41 East, recorded in Plat Book 1 at Page 118, all of Lots 1 and 2 Block 5 and all of Lot 2 Block 1 of the Plat MIAMI TURF SECTION "A" as recorded in Plat Book 96 at Page 46 both of the Public Records of Dade County, Florida, being more particularly described as follows:

Commence at the Northeast corner of said Section 35; thence run S01(degree)31'40"E along the East Line of said section 35 and the East boundary line of said MIAMI TURF SECTION "A" Plat for a distance of 1113.30 feet to a point on the Southerly Right-of-Way of Northwest 210th Street; thence S87(degree)26'23"W along said Right-of-Way Line a distance of 930.15 feet; thence NO1 (degree) 31'40"W along the Westerly Right-of-Way Line of Northwest 8th Place a distance of 10.00 feet to the POINT OF BEGINNING; thence continue N01(degree)31'40"W along the last mentioned Right-of-Way for a distance of
471.34 feet to a point of curvature of a circular curve concave to the Southwest, having for its elements a radius of 335.00 feet and a central angle of 89(degree)42'52"; thence Northerly, Northwesterly and Westerly along the arc of said curve for a distance of 524.55 feet to a point of tangency; thence S88(degree)45'28"W for a distance of 157.46 feet to a point of curvature of a circular curve concave to the South having for its elements a radius of 1040.27 feet and a central angle of 08(degree)46'08"; thence Westerly along the arc of said curve for a distance of 159.21 feet to a point; thence N01(degree)31'40"W for a distance of 80.82 feet to a point of intersection with a curve concave to the South having for its elements a radius of 1120.27 feet and a central angle of 08(degree)09'33"; said point bears N09(degree)24'05"W radially from the center of said curve; thence Easterly along the arc of said curve, and along the Northerly Right-of-Way Line of N.W. 214th Street for a distance of 159.53 feet to a Point of tangency; thence N88(degree)45'28"E along the North Right-of-Way Line of N.W. 214th Street for a distance of 157.46 feet to a point of curvature of a curve concave to the Southwest having for its elements a radius of 415.00 feet and a central angle of 37(degree)00'31"; thence southeasterly along the arc of said curve and the North Right-of-Way line of N.W. 214th Street for a distance of 268.06 feet to a point of reverse curvature of a curve concave to the North having for its elements a radius of 25.00 feet and a central angle of 66(degree)44'25;"; thence Northerly along the arc of said curve and along the North Right-of-Way Line of N.W. 214th Street for a distance of 29.12 feet to a point; thence N01(degree)14'32"W for a distance of 225.44 feet to a point of intersection with the South Right-of-Way Line of N.W. 215th Street (S.R. 856); thence S88(degree)45'48"W along the South Right-of-Way Line of N.W. 215th Street (S.R. 856) for a distance of 811.82 feet to a point; thence S01(degree)31'40"E for a distance of 112.17 feet to a point of curvature of a circular curve concave to the Northwest having for its elements a radius of 120.14 feet and a central angle of 25(degree)52'12"; thence Southwesterly along the arc of said curve for a distance of 54.25 feet to a point of intersection with a circular curve concave to the North, said point bears S01(degree)59'56"W from the center of the next described curve; thence run Westerly through a central angle of 07(degree)52'26" and a radius of 1001.74 feet for an arc distance of 137.66 feet to a point; thence run S09(degree)52'22"W for a distance of 80.00 feet to a point of intersection with a circular curve concave to the North, said point bears S09(degree)52'22"W from the center of the next described curve; thence run Easterly through a central angle of 04(degree)41'30" and a radius of 1081.74 feet for an arc distance of 88.58 feet to a point; thence S43(degree)13'50"W for a distance of 85.78 feet to a point; thence S43(degree)15'00"W for a distance of
213.61 feet to a point; thence S36(degree)46'00"E for a distance of 978.40 feet to a point; thence S62(degree)05'58"E, radial to the next described curve, for 80.0Q feet to a point on a circular curve concave to the Southeast, having for its elements a radius of 510.00 feet and central angle of 59(degree)32'21:": thence Northeasterly along the arc of said curve for a distance of 529.97 feet to a point of tangency; thence N87(degree)26'23"E for a distance of 85.25 feet to the POINT OF BEGINNING lying and being in Miami-Dade County, Florida.

EXHIBIT A
PROPERTY LEGAL DESCRIPTION - Page 2

                                    EXHIBIT B

                         TO PROPERTY PURCHASE AGREEMENT

                PERSONAL PROPERTY INVENTORY AS OF SEPTEMBER 1998

ITEM                                              QUANTITY

INTERIORS:
Full size washers                                       40
Full size dryers                                        40
Washer/dryer stackable sets                            360
Refrigerators                                          400
Ranges                                                 400
Dishwashers                                            400

MAINTENANCE/EXTERIOR:
Property Truck                                           1
Golf carts                                               4
Motorola Two-way Radios                                  6
Pressure Washer                                          1
Key cutting machine                                      1
Grounds blower                                           1
Wet/Dry Vacuum                                           1
Freon Recovery Unit                                      1
Freon Recovery Tank 35 lb.                               1
Freon Recovery Tank 50 lb.                               1
Air Vacuum Pump                                          1
Electronic Charging Scale                                1
A/C Pump                                                 1
Pelouze Scale                                            1
OFFICE/CLUBHOUSE:
Computers (includes printers)                            2
Telecommunication System                                 1
Fax machine                                              1
Typewriter                                               2
Office desks                                             4
Desk chairs                                              4
Credenza                                                 1
File cabinet                                             2
Couch                                                    1
Chairs                                                  12
Pedestal table                                           1
Coffee table                                             2
Sofa table                                               1
Pictures                                                 4
Weight machines                                          3
Meeting chairs                                           8
Pool tables                                              2
Pool table chairs                                        8
Pool lounges                                            14

MODEL FURNITURE:
Dining room table                                        1
Dining chairs                                            4
Living room table                                        4
Living room chairs                                       4
Floor lamp                                               1
Sofa                                                     2
Living room chair                                        1
Bookshelf/hutch                                          1
Table lamps                                              4
Trunk                                                    1
Dresser                                                  1
Bed end tables                                           2
Double bed w/coverings                                   1
Pictures                                                10

Together with all other attached equipment, fixtures, floor and wall coverings, and items of personal property now located on the Property and owned by Seller.

                                    EXHIBIT C

                         TO PROPERTY PURCHASE AGREEMENT

                              SPECIAL WARRANTY DEED


Prepared BY

Michael P. Petersilia, Esq.
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite
2200
Dallas, Texas 75201-6776

When Recorded Return To:

==========================
==========================


                              SPECIAL WARRANTY DEED

STATE OF FLORIDA

COUNTY OF MIAMI - DADE

         THIS INDENTURE, made as of ----------------- 1999, between Lakes Edge Partners, L.P., a Delaware limited partnership, whose mailing address is -------------------, (herein the "Grantor"), and ---------------------, a
-------------------------------       whose       mailing       address       is
------------------------------------------------     and     whose      taxpayer
identification number is ------------------------------- (herein the "Grantee").

                                   WITNESSETH:

That the Grantor, for and in consideration of the sum of $10.00, and other valuable consideration to it in hand paid by the Grantee, the receipt whereof is hereby acknowledged, hereby grants, bargains and sells to the Grantee, its successors and assigns forever, the following described land, situate, lying and being in the County of Miami- Dade, State of Florida:

              See Exhibit A attached hereto and made a part hereof,

                 [The property appraiser's parcel identification number for such land is RE No.--------------------

Together with all improvements and fixtures thereon and all the tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining. This conveyance is made subject to the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes.

         TO HAVE AND TO HOLD, the same in fee simple forever.

         The Grantor does hereby warrant and will defend the title to said land against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but against none other.

         IN    WITNESS    WHEREOF,    Grantor    has    executed    this    Deed
----------------------,  1999,  to  be  effective  as  of  this  _____  day  of
---------------------, 1999.

         GRANTOR:                                    LAKES EDGE PARTNERS, L.P.,
                         a Delaware limited partnership

By: ---------------------------------
Name: ---------------------------------
Title: ---------------------------------


Signed, Sealed and Delivered in the presence of:


--------------------------------
Print Name:


--------------------------------
Print Name:

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

     This instrument was acknowledged  before me this  ----------------------day
of            ---------------------------------,             1999,            by
---------------------------------,           ---------------------------------of
---------------------------------,  a ---------------------------------on behalf of said corporation. He is personally known to me or has produced a drivers license as identification.

(SEAL)
Notary Public in and for
the State of ---------------------------------

----------------------------------
Print name of notary
My Commission Expires:---------------------------------

                                    EXHIBIT D

                         TO PROPERTY PURCHASE AGREEMENT

                          ASSIGNMENT AND ASSUMPTION OF
                    SERVICE CONTRACTS, WARRANTIES AND LEASES


STATE OF FLORIDA

COUNTY OF MIAMI - DADE

Lakes Edge Partners, L.P., a Delaware limited partnership ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by , a

("Grantee"), the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor's rights, titles, and interests in and to the following described properties located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the "Property") situated on the land in the County of Miami - Dade, State of Florida, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "Land," which together with the Property is sometimes hereinafter called the "Property"):

         (a) Any leases for space in the Property (the "Leases"), together with security and other deposits owned or held by Grantor pursuant to the Leases, which Leases and security deposits are described on Exhibit B attached hereto;

         (b) The assignable service, or maintenance contracts relating to the ownership and operation of the Property (the "Service Contracts") attached hereto as Exhibit C; and

         (c) Any assignable warranties and guaranties relating to the Property or any portion thereof (collectively, the "Warranties"); and

         Grantor and Grantee hereby covenant and agree as follows:

                  (i) Grantee accepts the aforesaid assignment and Grantee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor's part to be kept and performed under the Leases and any obligations of Grantor under the Service Contracts arising after the date hereof

                  (ii) Grantee hereby indemnifies and agrees to hold harmless Grantor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever
(including, without limited the generality of the foregoing, reasonable attorneys' fees and court costs) which Grantor may incur, sustain, or suffer, or which may be asserted or assessed against Grantor on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases and the Service Contracts, or any of them, arising from and after the date hereof.

                  (iii) Grantor hereby indemnifies and agrees to hold harmless Grantee from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever
(including, without limited the generality of the foregoing, reasonable attorneys' fees and court costs) which Grantee may incur, sustain, or suffer, or which may be asserted or assessed against Grantee on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases and the Service Contracts, or any of them, arising before the date hereof.

                  (iv) The burden of the indemnity made in paragraph (ii) hereof shall not be assigned. Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

                  (v) Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

     IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment and Assumption of Service Contracts, Warranties and Leases on
---------------------------------,     1999    to    be    effective    as    of
the----------------day of---------------------------------, 1999.

GRANTOR: LAKES EDGE PARTNERS, L.P.,
a Delaware limited partnership


By: ---------------------------------
Name:---------------------------------
Title: ---------------------------------


Signed, Sealed and Delivered in the presence of:


            -------------------------------
Print Name: ---------------------------------


             -------------------------------
Print Name : ---------------------------------


GRANTEE: HOMES FOR AMERICA HOLDINGS, INC.
a Nevada Corporation


By: ---------------------------------
Name:---------------------------------
Title: ---------------------------------


Signed, Sealed and Delivered in the presence of:

Print Name: ---------------------------------

STATE OF FLORIDA

COUNTY OF MIAMI-DADE
     This instrument was acknowledged  before me this  ----------------------day
of            ---------------------------------,             1999,            by
---------------------------------,           ---------------------------------of
---------------------------------,  a ---------------------------------on behalf of said corporation. He is personally known to me or has produced a drivers license as identification.

(SEAL)
Notary Public in and for
the State of ---------------------------------

----------------------------------
Print name of notary
My Commission Expires:---------------------------------



STATE OF FLORIDA

COUNTY OF MIAMI-DADE

     This instrument was acknowledged  before me this  ----------------------day
of            ---------------------------------,             1999,            by
---------------------------------,           ---------------------------------of
---------------------------------,  a ---------------------------------on behalf of said corporation. He is personally known to me or has produced a drivers license as identification.

(SEAL)
Notary Public in and for
the State of ---------------------------------

----------------------------------
Print name of notary
My Commission Expires:---------------------------------

                                    EXHIBIT E

                         TO PROPERTY PURCHASE AGREEMENT

                                  BILL OF SALE


     The undersigned, Lakes Edge Partners, L.P., a Delaware limited partnership (the "Seller"), hereby sells, transfers, assigns, conveys and delivers to -------------------------, a ------------------------- ("Buyer"), all property described on Schedule 1 attached hereto (the "Assets") in connection with the property more particularly described on Exhibit "A" attached hereto and incorporated herein.

         TO HAVE AND TO HOLD all of the Assets hereby sold, transferred, conveyed and delivered unto Buyer, its successors and assigns, to its and their own use and behalf forever.

         Seller warrants to Buyer that Seller owns all of said Assets; that no other party has any rights or claim to the Assets; that the Assets are unencumbered and free from liens; and that Seller will defend the title to the Assets against the claims and demands of all persons whomsoever.

         This Bill of Sale and the covenants and agreements herein contained shall inure to the benefit of Buyer, its successors and assigns, and shall be binding, jointly and severally, upon Seller, and its successors and assigns.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the ------------- day of -------------------------, 1999.

LAKES EDGE PARTNERS, L.P.,
a Delaware limited partnership

By: Lakes Edge, L.P.
a Delaware limited partnership

By: Lakes Edge, L.L.C.
a Delaware limited liability company


By:-------------------------
W. Edward Walter, Manager

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

     This instrument was acknowledged  before me this  ----------------------day
of            ---------------------------------,             1999,            by
---------------------------------,           ---------------------------------of
---------------------------------,  a ---------------------------------on behalf of said corporation. He is personally known to me or has produced a drivers license as identification.

(SEAL)
Notary Public in and for
the State of ---------------------------------

----------------------------------
Print name of notary
My Commission Expires:---------------------------------

                                   SCHEDULE 1

                PERSONAL PROPERTY INVENTORY AS OF SEPTEMBER 1998


ITEM                                         QUANTITY

INTERIORS:
Full size washers                                  40
Full size dryers                                   40
Washer/dryer stackable sets                       360
Refrigerators                                     400
Ranges                                            400
Dishwashers                                       400

MAINTENANCE/EXTERIOR:
Property Truck                                      1
Golf carts                                          4
Motorola Two-way Radios                             6
Pressure Washer                                     1
Key cutting machine                                 1
Grounds blower                                      1
Wet/Dry Vacuum                                      1
Freon Recovery Unit                                 1
Freon Recovery Tank 35 lb.                          1
Freon Recovery Tank 50 lb.                          1
Air Vacuum Pump                                     1
Electronic Charging Scale                           1
A/C Pump                                            1
Pelouze Scale                                       1

OFFICE/CLUBHOUSE:
Computers (includes printers)                       2
Telecommunication System                            1
Fax machine                                         1
Typewriter                                          2
Office desks                                        4
Desk chairs                                         4
Credenza                                            1
File cabinet                                        2
Couch                                               1
Chairs                                             12
Pedestal table                                      1
Coffee table                                        2
Sofa table                                          1
Pictures                                            4
Weight machines                                     3
Meeting chairs                                      8
Pool tables                                         2
Pool table chairs                                   8
Pool lounges                                       14

MODEL FURNITURE:
Dining room table                                   1
Dining chairs                                       4
Living room table                                   4
Living room chairs                                  4
Floor lamp                                          1
Sofa                                                2
Living room chair                                   1
Bookshelf/hutch                                     1
Table lamps                                         4
Trunk                                               1
Dresser                                             1
Bed end tables                                      2
Double bed w/coverings                              1
Pictures                                          1 0

Together with all other attached equipment, fixtures, floor and wall coverings, and items of personal property now located on the Property and owned by Seller.

                                    EXHIBIT F

                         TO PROPERTY PURCHASE AGREEMENT

                           TENANT NOTIFICATION LETTER


To: Resident of Apartment No. ----------------

From: ----------------
Dear Resident:

         This letter shall inform you that the undersigned has purchased the apartment complex known as Lakes Edge Apartments. Please be notified that the undersigned has assumed all obligations for your security deposit in accordance with the terms of your lease.

         All obligations to pay rent after the date hereof shall be made to the purchaser at:

         Should you have any questions regarding your security deposits or any other matter, please stop by our leasing office.

Very truly yours,

By: ----------------
Name: ----------------
Title: ----------------


ACKNOWLEDGED
AND AGREED:

LAKES EDGE PARTNERS, L.P.
a Delaware limited partnership


-------------------------------
Name: -------------------------
Title:-------------------------

                                    EXHIBIT G

                         TO PROPERTY PURCHASE AGREEMENT

                             DUE DILIGENCE DOCUMENTS


1. A copy of the existing ALTA title report or title policy currently covering the Property.

2. A current survey of the Property.

3. If available, the final plans and a complete set of specifications for the Property.

4. An inventory of the Personal Property.

5. A list of all capital improvements at the Property from January 1, 1996 through January 31, 1999 including replacements of any appliances, carpeting, driveways, . roofs, mechanical equipment, plumbing and electrical systems.

6. Certified Rent Roll for most recent month including: apartment number, unit type, unit status, tenant names, commencement and termination dates, market rent, lease rent, amount of security and any other deposits and details of any concessions or specials.

7. All loan and bond documents relating to or evidencing any financing on the Property and/or other indebtedness to which the Property is subject.

8. A complete set of all current reports from the Seller's on-site system at the Property for the prior month.

9.       Copies of all Service Contracts.

10. A certificate of insurance which describes all present property, fire, extended risk, liability and other insurance policies covering the Property.

11. A list and complete copies. of all current licenses and permits (specifically including but not limited to the original certificates of occupancy, or appropriate governmental substitution) issued by a governmental authority with respect to the operation of the Property.

12. Copies of the last three years tax bills and all current tax bills including, but not limited to, Property, personal, rental taxes and special assessments.

13. Unaudited operating statements for the Property for calendar years 1996, 1997 and 1998.

14. A copy of the report with respect to the Property's security deposits trust account as of February 28, 1999.

15. Copies of the last 12 months of utility bills (gas, electric, water and sewer).

                                    EXHIBIT H

                         TO PROPERTY PURCHASE AGREEMENT

                             OUTSTANDING LITIGATION


     1. Pierre Ellis v. Lakes Edge Partners, L.P., (child scalded by boiling water on stove).